UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2014

INDIGO-ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

N/A

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2014, we entered into an agreement and plan of merger with HDIMAX, Inc., a Delaware corporation, and HDIMAX Acquisition Corporation., a Nevada corporation and a wholly-owned subsidiary of our company (the “HDIMAX Merger Agreement”), pursuant to which we agreed to acquire all of HDIMAX’s issued and outstanding common shares in exchange for the issuance of ninety-four percent (94%) of our outstanding common stock immediately after the effectiveness of the merger. We entered into the HDIMAX Merger Agreement in lieu of a previously contemplated transaction with Fetopolis Inc., as described in more detail under Item 1.02 below. More information regarding HDIMAX is available at http://media.hdimax.com, the contents of which are not incorporated by reference into this filing.

Pursuant to the plan of merger, HDIMAX Acquisition Corporation will merge with and into HDIMAX, Inc., with HDIMAX, Inc. remaining as the surviving corporation and operating as a wholly owned subsidiary after the merger closes. Also pursuant to the HDIMAX Merger Agreement, we have agreed to effect a reverse stock split prior to the closing of the merger, such that the merger consideration issued to the holders of HDIMAX common shares will be approximately 705,000,000 shares of our common stock, and our total shares of common stock outstanding after completion of the merger will be approximately 750,000,000, in each case on a post-reverse split basis.

The completion of the merger is subject to various closing conditions, and is also contingent upon the completion of the audit of the financial statements of HDIMAX and the pro forma financial statements of the combined company and the satisfaction of applicable regulatory requirements.

The merger agreement also contemplates that our board of directors will appoint the nominees and appointees of HDIMAX, Inc. as directors and officers of our company as of the closing date of the merger. The foregoing description of the agreement and plan of merger is qualified in its entirety by the terms of the agreement itself, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The Company entered into the HDIMAX Merger Agreement in lieu of a previously contemplated transaction with Fetopolis Inc., which was described in a Current Report on Form 8-K filed May 29, 2014. Accordingly, prior to the effectiveness of the HDIMAX Merger Agreement, on September 2, 2014 we entered into an agreement with Fetopolis Inc. whereby the agreement and plan of merger by and among Fetopolis Inc, Fetopolis Acquisition Corporation and us was terminated. We did not incur any termination fees or financial penalties in connection with the termination.

Cautionary Statement Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: the outcome of ongoing settlements with regard to certain of our creditors, the potential issuance of shares of our common stock prior to the Closing that are unrelated to the transaction, and additional factors which are contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits:

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated September 2, 2014, by and among Indigo-Energy, Inc., a Nevada corporation; HDIMAX, Inc., a Delaware corporation, and HDIMAX Acquisition Corporation, Inc., a Nevada corporation.*

99.1	Termination of Agreement and Plan of Merger dated September 2, 2014, between Indigo-Energy, Inc. and Fetopolis Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indigo-Energy, Inc.

Date: September 3, 2014	By: /s/ James C. Walter, Sr.
Name: James C. Walter, Sr.
Title: President

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated September 2, 2014, by and among Indigo-Energy, Inc., a Nevada corporation; HDIMAX, Inc., a Delaware corporation, and HDIMAX Acquisition Corporation, Inc., a Nevada corporation.*

99.1	Termination of Agreement and Plan of Merger dated September 2, 2014, between Indigo-Energy, Inc. and Fetopolis Inc.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

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